UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 12, 2016

PayPal Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36859	47-2989869
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2211 North First Street
San Jose, CA 95131
(Address of principal executive offices)
(408) 967-1000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
Beginning with the first quarter of 2016, PayPal Holdings, Inc. (the “Company”) will reclassify certain operating expenses in its combined and consolidated statement of income to better align its external financial reporting with its internal financial reporting. These classification changes relate primarily to real estate and information technology operating expenses that were previously allocated among customer support and operations expense, sales and marketing expense and product development expense. The Company’s management does not currently allocate these operating expenses for internal financial reporting purposes or general management of the business, and will therefore discontinue this allocation for external financial reporting purposes. As such, these operating expenses will be reported as part of general and administrative expenses. These changes have no impact on the Company’s previously reported combined and consolidated net income for prior periods, including total operating expenses, financial position or cash flows for any periods presented, and does not eliminate any of the costs allocated to the Company by eBay Inc. for any periods prior to the transfer of substantially all of the assets and operations of eBay’s payments business to the Company (completed in July 2015). Prior period amounts will be reclassified to conform to this presentation in the Company’s Form 10-Q for the quarterly period ended March 31, 2016.
The following tables present the effects of the changes on the presentation of these operating expenses as reflected in the Company's previously reported combined and consolidated statements of income on a basis consistent with generally accepted accounting principles ("GAAP").

	Year Ended December 31, 2015 (unaudited)			Percent Increase / (Decrease)
In millions	As Reported	Adjustments	Revised
Transaction expense	$ 2,610	—	$2,610	—
Transaction and loan losses	809	—	809	—
Customer support and operations	1,220	(110)	1,110	(9)%
Sales and marketing	985	(48)	937	(5)%
Product development	947	(155)	792	(16)%
General and administrative	560	313	873	56%
Depreciation and amortization	608	—	608	—
Restructuring	48	—	48	—
Total operating expenses	$ 7,787	—	$7,787

	Year Ended December 31, 2014 (unaudited)			Percent Increase / (Decrease)
In millions	As Reported	Adjustments	Revised
Transaction expense	$ 2,170	—	$2,170	—
Transaction and loan losses	646	—	646	—
Customer support and operations	1,055	(64)	991	(6)%
Sales and marketing	998	(44)	954	(4)%
Product development	890	(143)	747	(16)%
General and administrative	482	251	733	52%
Depreciation and amortization	516	—	516	—
Restructuring	—	—	—	—
Total operating expenses	$ 6,757	—	$6,757

	Year Ended December 31, 2013 (unaudited)			Percent Increase / (Decrease)
In millions	As Reported	Adjustments	Revised
Transaction expense	$ 1,835	—	$1,835	—
Transaction and loan losses	502	—	502	—
Customer support and operations	950	(54)	896	(6)%
Sales and marketing	791	(48)	743	(6)%
Product development	727	(114)	613	(16)%
General and administrative	378	216	594	57%
Depreciation and amortization	453	—	453	—
Restructuring	—	—	—	—
Total operating expenses	$ 5,636	—	$5,636

Item 7.01 Regulation FD
The information in this Item 7.01 of this Current Report on Form 8-K is being “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or the Exchange Act, and shall not be incorporated or deemed to be incorporated by reference into any filing by the Company under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language contained in such filing, unless otherwise expressly stated in such filing.
The Company has updated its unaudited quarterly and annual GAAP and non-GAAP statements of income for the quarters ended March 31, June 30, September 30 and December 31, 2014 and 2015 and the years ended December 31, 2013, 2014 and 2015 to reflect the reclassification of certain operating expenses, as discussed above. These statements and the applicable GAAP to non-GAAP reconciliations are available on the Company’s investor relations website at https://investor.paypal-corp.com/financial_history.cfm.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: April 12, 2016	PayPal Holdings, Inc.
(Registrant)
/s/ Russell S. Elmer
Name: Russell S. Elmer Title: Vice President, Deputy General Counsel and Assistant Secretary